Exhibit 10.2

APAC CUSTOMER SERVICES, INC.

2005 INCENTIVE STOCK PLAN

EFFECTIVE JUNE 3, 2005

APAC CUSTOMER SERVICES, INC.

2005 INCENTIVE STOCK PLAN

1.             Purpose.  The purpose of the APAC CUSTOMER SERVICES, INC. 2005 Incentive Stock Plan (the “Plan”) is to provide incentives to attract and retain highly competent persons as officers and key employees of APAC Customer Services, Inc. (the “Company”) and its Subsidiaries and members of its Board of Directors as well as independent contractors providing consulting or advisory services to the Company, by providing them opportunities to acquire shares of Common Stock and to receive monetary payments based on the value of such shares pursuant to the Awards described herein.  The Plan is the successor to the Predecessor Plan.

2.             Definitions.

(a)           “Award” means, Stock Options (including Incentive Stock Options), Stock Appreciation Rights, Restricted Stock or Restricted Stock Unit awards, Performance Share or Performance Unit awards, Dividend or Dividend Equivalent Rights, Stock Awards, MIP Awards, Director Options, or other awards (“Other Incentive Awards”), that are valued in whole or in part by reference to, or are otherwise based on, Common Stock or other factors, all on a stand-alone, combination or tandem basis, as described in or granted under the Plan.

(b)           “Award Agreement” means a writing provided by the Company to each Participant setting forth the terms and conditions of each Award made under the Plan.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Change of Control” shall be deemed to have occurred upon the happening of any of the following events:

(i)            A tender offer shall be made and consummated for the ownership of more than 50% of the outstanding voting securities of the Company;

(ii)           The Company shall be merged or consolidated with another corporation and as a result of such merger or consolidation less than 50% of the outstanding voting securities of the surviving or resulting corporation shall be owned in the aggregate by the former shareholders of the Company, as the same shall have existed immediately prior to such merger or consolidation;

(iii)          The Company shall sell all or substantially all of its assets to another corporation which is not a wholly-owned subsidiary or affiliate;

(iv)          As the result of, or in connection with, any contested election for the Board of Directors of the Company, or any tender or exchange offer, merger or business combination or sale of assets, or any combination of the foregoing (a “Transaction”), the persons who were Directors of the Company before the Transaction shall cease to constitute a majority of the Board of Directors of the Company, or any successor thereto; or

(v)           A person, within the meaning of Section 3(a)(9) or of Section 13(d)(3) (as in effect on the date hereof) of the Securities Exchange Act of 1934 (“Exchange Act”), other than any employee benefit plan then maintained by the Company, shall acquire more than 50% of the outstanding voting securities of the Company (whether, directly, indirectly, beneficially or of record). For purposes hereof, ownership of voting securities shall take into account and shall include ownership as determined by applying the provisions of Rule 13d-3(d)(1)(i) (as in effect on the date hereof) pursuant to the Exchange Act.

Notwithstanding the foregoing, (A) a Change in Control will not occur for purposes of the Plan merely due to the death of Theodore G. Schwartz, or as a result of the acquisition by Theodore G. Schwartz, alone or with one or more affiliates or associates, as defined in the Exchange Act, of securities of the Company, as part of a going-private transaction or otherwise, unless Mr. Schwartz or his affiliates, associates, family members or trusts for the benefit of family members (collectively, the “Schwartz Entities”) do not control, directly or indirectly, at least twenty-seven percent (27%) of the resulting entity, and (B) if the Schwartz Entities control, directly or indirectly, less than twenty-seven (27%) percent of the Company’s voting securities while it is a public company, then “33 1/3%” shall be substituted for “50%” in clauses (i) and (v) of this Section 1(d), and “66 2/3%” shall be substituted for “50%” in clause (ii) of this Section 1(d).

(e)           “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(f)            “Committee” means the Compensation Committee of the Board or such other committee of the Board as may be designated by the Board from time to time to administer the Plan.  Unless the Board otherwise determines, and such determination is reduced to writing articulating the reasons for such determination, the Committee shall at all times be comprised of not less than two members, each of whom shall qualify as (i) a “Non-Employee Director” within the meaning of Rule 16b-3(b)(3) (or any successor rule) under the Exchange Act, (ii) an “outside director” within the meaning of Section 162(m) of the Code and the regulations thereunder (or any successor law or regulation), and (iii) an “independent director” as such term is defined or used by the rules of the exchange or system on which Common Stock is listed.

(g)           “Common Stock” means the Common Stock, $0.01 par value, of the Company.

(h)           “Company” means APAC Customer Services, Inc., a Delaware corporation, and any successor thereto.

(i)            “Director” means a member of the Board.

(j)            “Director Plan” means the former APAC Teleservices, Inc. Amended and Restated 1995 Non-Employee Director Stock Option Plan, which plan previously was merged into the Predecessor Plan.

(k)           “Director Option” has the meaning specified in Section 6(i).

(l)            “Dividend or Dividend Equivalent Rights” has the meaning specified in Section 6(f).

(m)          “Effective Date” has the meaning specified in Section 18.

(n)           “Employee” means an employee of the Company or a Subsidiary.

(o)           “Fair Market Value” means the average of the highest and the lowest quoted selling prices on the NASDAQ Stock Market on the relevant valuation date or, if there were no sales on the valuation date, on the next preceding date on which such selling prices were recorded; provided, if Common Stock is not at any time readily tradable on a national securities exchange or other market system, “Fair Market Value” shall mean the amount determined in good faith by the Committee as the fair market value of the Common Stock of the Company.

(p)           “Incentive Stock Option” has the meaning specified in Section 6(b).

(q)           “Independent Contractor” means an independent contractor providing consulting or advisory services to the Company at any time or from time to time.

(r)            “Other Incentive Award” has the meaning specified in Section 2(a).

(s)           “MIP Award” has the meaning specified in Section 6(h).

(t)            “Non-Employee Director” means a member of the Board who is not an Employee of the Company or any Subsidiary.

(u)           “Participant” means an Employee, Non-Employee Director or Independent Contractor who has been granted an Award under the Plan, including the Predecessor Plan.

(v)           “Performance-Based Award” has the meaning specified in Section 7.

(w)          “Performance Criteria” has the meaning specified in Section 7.

(x)            “Performance Share” has the meaning specified in Section 6(d).

(y)           “Performance Unit” has the meaning specified in Section 6(e).

(z)            “Plan” means this APAC Customer Services, Inc. Incentive Stock Plan, which includes the Predecessor Plan.

(aa)         “Plan Year” means a twelve-month period beginning with January 1 of each year.

(bb)         “Predecessor Plan” means the Company’s Second Amended and Restated 1995 Incentive Stock Plan.

(cc)         “Previously-Acquired Shares” means shares of Common Stock acquired by the Participant or any beneficiary of Participant other than pursuant to an Award under the Plan, the Predecessor Plan or any similar plan maintained by the Company, or if so acquired under the Plan, the Predecessor Plan or such other plan, and such shares of Common Stock have been held for a period of not less than six months or such shorter period as the Committee may permit (or such longer period as may be required to avoid a charge to earnings for financial reporting purposes).

(dd)         “Restriction Period” means a period of time beginning as of the date upon which an Award subject to restrictions or forfeiture provisions is made pursuant to the Plan and ending as of the date upon which the Common Stock subject to such Award is no longer restricted or subject to forfeiture provisions.

(ee)         “Restricted Share” has the meaning specified in Section 6(d).

(ff)           “Restricted Unit” has the meaning specified in Section 6(e).

(gg)         “Stock Appreciation Right” has the meaning specified in Section 6(c).

(hh)         “Stock Award” has the meaning specified in Section 6(g).

(ii)           “Stock Option” has the meaning specified in Section 6(a).

(jj)           “Subsidiary” means any corporation or other entity, whether domestic or foreign, in which the Company has or obtains, directly or indirectly, a proprietary interest of at least 50% by reason of stock ownership or otherwise.

3.             Eligibility.  Any Employee, Non-Employee Director or Independent Contractor selected by the Committee is eligible to receive an Award.  Designation of a Participant in any year shall not require the Committee to designate such person to receive an Award in any other year or, once designated, to receive the same type or amount of Awards as granted to the Participant in any year.

4.             Plan Administration.

(a)           Authority.  Except as otherwise determined by the Board, the Plan shall be administered by the Committee.  The Committee shall make determinations with respect to the participation of Employees, Non-Employee Directors and Independent Contractors in the Plan and, except as otherwise required by law or the Plan, the type and amount of Awards, the terms of Awards, including vesting schedules, price, length of relevant performance, Restriction Period, option period, dividend rights, post-retirement and termination rights, payment alternatives such as cash, stock, contingent awards or other means of payment consistent with the purposes of the Plan, and such other terms and conditions as the Committee deems appropriate.  For such purposes, the Committee may reprice or otherwise decrease the exercise price applicable to any outstanding Stock Option, cancel a Stock Option or Stock Appreciation Right when its exercise price exceeds the Fair Market Value of the underlying Common Stock in exchange for another Stock Option or Stock Appreciation Right, or other action that is treated as a repricing under generally accepted accounting principles, whether or not in connection with an adjustment contemplated by Section 11.

(b)           Determinations.

(i)            The Committee shall have authority to supply any omission, correct any defect, or reconcile any inconsistency in the Plan in such manner and to such extent as it shall deem appropriate in its sole discretion to carry the same into effect; to issue administrative guidelines as an aid to administer the Plan and make changes in such guidelines as it from time to time deems proper; to establish such rules and regulations as it deems necessary for the proper administration of the Plan, to interpret and construe the provisions of the Plan and the Award Agreements; to decide all questions of fact arising in its application; to the extent permitted under the Plan, grant waivers of Plan terms, conditions, restrictions, and limitations; to accelerate the exercisability of any Stock Option, Incentive Stock Option or Stock Appreciation Right and the elimination of any restrictions on any Restricted Stock, Restricted Stock Unit, Performance Share or Performance Unit Award, when such action or actions would be in the best interest of the Company; and to make all other determinations pursuant to any Plan provision or Award Agreement which shall be final and binding on all persons.

(ii)           The Committee may act only by a majority of its members. Any determination of the Committee may be made, without a meeting, by a writing or writings signed by all of the members of the Committee. In addition, the Committee may authorize any one or more of its members to execute and deliver documents on behalf of the Committee.

(iii)          To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or Section 162(m) of the Code, a member or members of the Committee may recuse himself or themselves from any action, in which case action taken by the majority of the remaining members shall constitute action by the Committee.

(c)           Delegation.  To the extent permitted by applicable law, the Committee may, by a resolution adopted by the Committee, authorize one or more officers of the Company to do one or more of the following:  (i) designate officers and other Employees, Non-Employee Directors, and Independent Contractors of the Company to be Participants to receive an Award under the Plan, (ii) determine the amount, terms, conditions, and form of any such Awards and (iii) take such other actions which the Committee is authorized to take under the Plan; provided, however, that the resolution so authorizing such Participant shall specify the total number of shares of Common Stock or the amount of cash payable under such Awards which such Participant may be so awarded; provided, further, that the Committee may not delegate to any person the authority to grant Awards to, or take other action with respect to, Participants who at the time of such Awards or action are subject to Section 16 of the Exchange Act or are “covered employees” as defined in Section 162(m) of the Code.  Further, the Committee may not authorize an officer to designate himself or herself as a recipient of any such Awards.  To the extent deemed necessary or advisable for purposes of Section 16 of the Exchange Act or otherwise, the Board may act as the Committee hereunder.

(d)           Liability; Indemnification.  No member of the Board, no member of the Committee and no Employee shall be liable for any act or failure to act hereunder, except in circumstances involving his bad faith, gross negligence or fraud, or for any act or failure to act hereunder by any other member or employee or by any agent to whom duties in connection with the administration of the Plan have been delegated.  The Company shall indemnify members of the Committee and any agent of the Committee who is an Employee, against any and all liabilities or expenses to which they may be subjected by reason of any act or failure to act with respect to their duties on behalf of the Plan, except in circumstances involving such person’s bad faith, gross negligence or willful misconduct.

5.             Stock Subject to the Plan.

(a)           Available Shares.  The stock subject to the provisions of the Plan may be shares of authorized but unissued Common Stock, treasury shares held by the Company or any Subsidiary, or shares acquired by the Company through open market purchases or otherwise.  Subject to adjustment in accordance with the provisions of Section 11, the total number of shares of Common Stock which may be issued under the Plan shall not exceed the number of shares under the Predecessor Plan heretofore authorized for issuance and not previously issued and not issued after the Effective Date (or which, after the Effective Date, become available as provided herein).  To the extent that shares of Common Stock subject to an outstanding Award or an award under the Predecessor Plan are not issued by reason of the forfeiture, termination, surrender, cancellation or expiration while unexercised of such award, by reason of the tendering or withholding of shares (by either actual delivery or by attestation) to pay all or a portion of the purchase price or to satisfy all or a portion of the tax withholding obligations relating to such an Award under the Plan or award under the Predecessor Plan, by reason of being settled in cash in lieu of Common Stock or settled in a manner such that some or all of the shares covered by the Award are not issued to a Participant, or being exchanged for an Award under the Plan that does not involve Common Stock, then such shares shall immediately again be available for issuance under the Plan.  The foregoing provisions of this Section 5(a) to the contrary notwithstanding, no shares attributable to the Director Plan may be subject to Incentive Stock Option Awards under the Plan.  The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate.  Shares of Common Stock issued in connection with awards that are assumed, converted or substituted pursuant to a merger, acquisition or similar transaction entered into by the Company or any of its Subsidiaries shall not reduce the number of shares of Common Stock available under the Plan.

(b)           Limitations.  Subject to Section 11, the maximum number of shares of Common Stock that may be covered by Awards granted under the Plan to any single Participant during any one Plan Year shall be 1,000,000 shares; provided, any Awards or portion of Awards that are cancelled or repriced shall continue to be counted in determining such maximum aggregate number of shares of Common Stock that may be granted to any single Participant.  If an Award is granted in tandem with a Stock Appreciation Right, such that the exercise of the Award right or Stock Appreciation Right with respect to a share of Common Stock cancels the tandem Stock Appreciation Right or Award right, respectively, with respect to such share, the tandem Award right and Stock Appreciation Right with respect to each share of Common Stock shall be counted as covering but one share of Common Stock for purposes of applying the limitations of this paragraph (b).

6.             Awards under the Plan.  As the Committee may determine, the following types of Awards may be granted under the Plan on a stand alone, combination or tandem basis:

(a)           Stock Option.  A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that the exercise price of any Stock Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Award; and, provided, further, that in no event shall the term of any Stock Option extend to a date which is more than ten years after the date of grant of such Award.

(b)           Incentive Stock Option.  A right to buy a specified number of shares of Common Stock at a fixed exercise price during a specified time, all as the Committee may determine; provided that Incentive Stock Options shall be awarded only to Participants who are Employees of the Company or one of its subsidiaries (under Section 424(f) of the Code), have an exercise price that is not less than 100% Fair Market Value of a share of Common Stock on the date of grant of such Award and a term that extends to a date that is not more than ten years after the date of grant of such Award.  An Award in the form of an Incentive Stock Option shall otherwise comply with all requirements of Section 422 of the Code or any successor Section of the Code as it may be amended from time to time.  Options granted as Incentive Stock Options that at any time fail to satisfy the requirements of Section 422 of the Code shall thereafter constitute Stock Options other than Incentive Stock Options without action by the Committee.

(c)           Stock Appreciation Right.  A right to receive the excess of the Fair Market Value of a share of Common Stock on the date the Stock Appreciation Right is exercised over the Fair Market Value of a share of Common Stock on the date the

Stock Appreciation Right was granted, payable in shares of Common Stock, in cash or a combination of Common Stock and cash, in accordance with the terms of the Award.

(d)           Restricted Shares and Performance Shares.  A transfer of Common Stock to a Participant, subject to such restrictions on transfer or other incidents of ownership, or in the case of Performance Shares subject to performance standards established pursuant to Section 7 below, for such periods of time as the Committee may determine. The terms of a Performance Share Award also may provide for payment in cash or a combination of Common Stock and cash.

(e)           Restricted Units and Performance Units.  A fixed or variable share or dollar denominated unit subject to such conditions of vesting, and time of payment, or in the case of Performance Share Units, performance standards established pursuant to Section 7 below, as the Committee may determine, which are valued at the Committee’s discretion in whole or in part by reference to, or otherwise based on, the Fair Market Value of a share of Common Stock and which may be paid in Common Stock, cash or in a combination of Common Stock and cash.

(f)            Dividend or Dividend Equivalent Right.  A right to receive dividends or their equivalent in value, equal to the amount of the dividend actually paid with respect to one share of Common Stock, which shall be payable in Common Stock, cash or in a combination of Common Stock and cash with respect to any new or previously existing Award, as the Committee shall determine.

(g)           Stock Award.  An unrestricted transfer of ownership of Common Stock.

(h)           MIP Awards.  A Stock Award, Restricted Stock Award or a Restricted Stock Unit Award, together with or without an Award of Dividend or Dividend Equivalent Rights, or a Stock Option Award, as payment for an award granted and earned under the Company’s Management Incentive Plan, as amended and restated February 8, 2005  and as may be amended thereafter from time to time (subject to shareholder approval as provided thereunder and at Section 14 hereunder).

(i)            Director Options.  As a component of a Non-Employee Director’s compensation for services as a member of the Board, a Stock Option Award (other than an Incentive Stock Option), to purchase shares of Common Stock of the Company at an exercise price equal to the Fair Market Value of Common Stock on the date of the Award, and providing such terms and conditions as determined by the Committee.  Anything in this Section 6 to the contrary notwithstanding, with respect to Director Option Awards:

(i)            No Director Option may be exercised during the first year following the date such option was granted. Thereafter, each Director Option may be exercised:

(A)          to a maximum cumulative extent of one-third (1/3) of the total shares covered by the option on or after the first anniversary of the date the option was granted;

(B)           to a maximum cumulative extent of two-thirds (2/3) of the total shares covered by the option on or after the second anniversary of the date the option was granted; and

(C)           to a maximum cumulative extent of 100% of the total option shares on or after the third anniversary of the date the option was granted.

(ii)           Notwithstanding the above limitations, any Director Option granted under the Plan shall become fully exercisable upon the death of the Non-Employee Director while serving on the Board or upon the retirement of the Non-Employee Director.  For these purposes, “retirement” means a Non-Employee Director’s termination of service as a member of the Board on or after the date on which the Non-Employee Director’s age plus service as a member of the Board equals or exceeds 62, provided that the Non-Employee Director has attained age 50 and has served as a member of the Board for not less than six years, or at any time with the consent of the Board.

(iii)          Any Director Option may not be exercised after the earliest to occur of the following events: (A) after the fifth anniversary of the termination of the Non-Employee Director’s service as a member of the Board for any reason (and, subject to Section 15(d), then only to the extent that the Non-Employee Director could have exercised such option on the date of termination); or (B) more than ten (10) years after the date the option is granted.

(j)            Other Incentive Awards.  Other Incentive Awards which are related to or serve a similar function to those Awards set forth in this Section 6, including, but not limited to, Other Incentive Awards related to the establishment or acquisition by the Company or any Subsidiary of a new or start-up business or facility.

7.             Performance-Based Awards.  The Committee may from time to time, establish Performance Criteria with respect to an Award (a “Performance-Based Award”).  The Performance Criteria or standards for an Award shall be determined by the Committee in writing, shall be measured for achievement or satisfaction during the period in which the Committee permitted such Participant to satisfy or achieve such Performance Criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated or other external or internal measure and may be based on or adjusted for any other objective goals, events, or occurrences established by the Committee, provided that such criteria or standards relate to one or more of the following:  (a) earnings before interest, taxes, depreciation and amortization, (b) revenue, (c) sales, (d) earnings per share, (e) funds from operations, (f) pretax income before allocation of corporate overhead and bonus, (g) budget, (h) cash flow, (i) net income, (j) division, group or corporate financial goals,

(k) appreciation in or maintenance of the price of the Stock or any other publicly traded securities of the Company, (l) dividends, (m) total shareholder return, (n) return on shareholders’ equity, (o) return on assets, (p) return on investment, (q) internal rate of return, (r) attainment of strategic and operational initiatives, (s) market share, (t) operating margin, (u) profit margin, (v) gross profits, (w) earnings before interest and taxes, (x) economic value-added models, (y) comparisons with various stock market indices, (z) increase in number of customers, and (aa) reductions in costs, as determined by the Committee.  Such Performance Criteria may be particular to a line of business, Subsidiary or other unit or the Company generally, and may, but need not be, based upon a change or an increase or positive result.  In interpreting Plan provisions applicable to Performance Criteria and to Performance-Based Awards to Participants who are “covered employees” under Section 162(m) of the Code, it is the intent of the Plan to conform with the standards of Section 162(m) of the Code and the regulations thereunder.  The Committee in establishing Performance Criteria applicable to such Performance-Based Awards, and in interpreting the Plan, shall be guided by such standards, including, but not limited to providing that the Performance-Based Award shall be paid, vested or otherwise delivered solely as a function of attainment of objective Performance Criteria based on one or more of the specific factors set forth in this Section 7 established by the Committee not later than 90 days after the period of service applicable to the Award has commenced (or, if such period of service is less than one year, not later than the date on which 25% of such period has elapsed).  Pursuant to such standards, the Committee may reduce, but not increase, the amount so vested, paid or delivered.

8.             Award Agreements.  Each Award under the Plan shall be evidenced by an Award Agreement.  Delivery of an Award Agreement to each Participant shall constitute an agreement, subject to Section 9 hereof, between the Company and the Participant as to the terms and conditions of the Award; provided, that, in the event of any conflict between a provision of the Plan and any provision of an Award Agreement, the provision of the Plan shall prevail.

9.             Other Terms and Conditions.

(a)           No Assignment; Limited Transferability of Stock Options.  Except as provided below, no Award granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.  Notwithstanding the foregoing, the Committee may, in its discretion, authorize all or a portion of the Stock Options (other than Incentive Stock Options) granted to a Participant to be on terms which permit transfer by such Participant to:

(i)            the spouse, children or grandchildren of the Participant (“Immediate Family Members”);

(ii)           a trust or trusts for the exclusive benefit of such Immediate Family Members; or

(iii)          a partnership in which such Immediate Family Members are the only partners,

provided that:

(A)          there may be no consideration for any such transfer;

(B)           the Award Agreement pursuant to which such Stock Options are granted expressly provides for transferability in a manner consistent with this Section 9(a); and

(C)           subsequent transfers of transferred Stock Options shall be prohibited except those in accordance with this Section 9(a).

Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of this Section 9(a) hereof the term “Participant” shall be deemed to refer to the transferee.  The provisions of the Stock Option relating to the period of exercisability and expiration of the Stock Option shall continue to be applied with respect to the original Participant, and the Stock Options shall be exercisable or received by the transferee only to the extent, and for the periods, set forth in said Stock Option.

(b)           Beneficiary Designation.  Each Participant under the Plan may name, from time to time, any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his death before he receives any or all of such benefit.  Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee, and will be effective only when filed by the Participant in writing with the Committee during his lifetime.  In the absence of any such designation, benefits remaining unpaid at the Participant’s death shall be paid to his estate.

(c)           Termination of Employment.  The disposition of the grant of each Award in the event of the retirement, disability, death or other termination of a Participant’s employment or service to the Company as an Independent Contractor shall be as determined by the Committee and set forth in the Award Agreement.

(d)           Predecessor Plan Awards.  Unless expressly provided otherwise by the Committee, references to the “Plan” set forth in any agreement representing an award granted under the Predecessor Plan prior to the Effective Date shall refer to the terms of the Predecessor Plan.

(e)           Rights as a Shareholder.  A Participant shall have no rights as a stockholder with respect to shares covered by an Award until the date the Participant or his nominee, guardian or legal representative is the holder of record; provided, however, that Participants holding Restricted Shares may exercise full voting rights with respect to those shares during the Restriction Period.  Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Participant, beneficiary, legal representative or any other person. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company.  All payments to be made hereunder shall be paid from the general funds of the Company and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. The Plan is not intended to be subject to the Employee Retirement Income Security Act of 1974, as amended.

(f)            Dividends and Dividend Equivalents.  Dividend and Dividend Equivalent Rights may be extended to and made a part of any Award, subject to such terms, conditions and restrictions as the Committee may establish.  The Committee may also establish rules and procedures for the crediting of Dividend Equivalents for Awards.

(g)           Payments by Participants.  The Committee may determine that Awards for which a payment is due from a Participant may be payable:  (i) via personal check, bank draft, money order, certified check, or cashier’s check payable to the order of the Company or by money transfers or direct account debits; (ii)     through the delivery or deemed delivery based on attestation to the ownership of Previously Acquired Shares of Common Stock with a Fair Market Value equal to the total payment due from the Participant, or delivery by the Participant of a written attestation of the same; or (iii) a copy of irrevocable instructions to a broker to promptly deliver to the Company the amount of proceeds from a sale of Shares equal to the exercise price.  To facilitate the foregoing, the Company may enter into agreements for coordinated procedures with one or more brokerage firms; provided, such payment pursuant to clause (iii) shall be subject to compliance with Federal Reserve Board Regulation T, federal and state securities laws and trading policies established by the Company and applicable to the Participant.

(h)           Withholding.  Except as otherwise provided by the Committee in the Award Agreement or otherwise (i) the deduction of withholding and any other taxes required by law shall be made from all amounts paid in cash, and (ii) in the case of the exercise of Stock Options or payments of Awards in shares of Common Stock, the Participant shall be required to pay the amount of any taxes required to be withheld in cash prior to receipt of such stock, or alternatively, to elect to have a number of shares the Fair Market Value of which equals the amount required to be withheld deducted from the shares to be received upon such exercise or payment or deliver such number of Previously-Acquired Shares of Common Stock.  In no event shall such withholding amount exceed the minimum amount required by law to be withheld.

(i)            Other Restrictions.  The Committee shall impose such other restrictions on any Awards granted pursuant to the Plan as it may deem advisable, including, without limitation, restrictions under applicable Federal or state securities laws, post-vesting or exercise holding periods, or requirements to comply with restrictive covenants, and may legend the certificates issued in connection with an Award to give appropriate notice of any such restrictions.

10.           Amendments, Modification and Termination.

(a)           The Plan.  The Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part, subject to any requirement of shareholder approval imposed by applicable law, rule or regulation.  No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant holding such Award.

(b)           Award Agreements.  The Committee may amend or modify any Award Agreement at any time, provided that if the amendment or modification adversely affects the Participant, such amendment or modification shall be by mutual agreement between the Committee and the Participant or such other persons as may then have an interest therein. In addition, and subject to shareholder approval in accordance with Section 14(c), by mutual agreement between the Committee and a Participant or such other persons as may then have an interest therein, Awards may be granted to a Participant in substitution and exchange for, and in cancellation of, any Awards previously granted to such Participant under the Plan, or any award previously granted to such Participant under any other present or future plan of the Company or any present or future plan of an entity which (i) is purchased by the Company, (ii) purchases the Company, or (iii) merges into or with the Company.

11.           Adjustment.  The aggregate number of shares of Common Stock as to which Awards may be granted to Participants, the number of shares of Common Stock set forth in the limitations in Section 5(b), the number of shares of Common Stock covered by each outstanding Award, and the price per share of Common Stock in each such Award, shall all be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a subdivision, consolidation or split of shares or other capital adjustment, or the payment of a stock dividend or other increase or decrease in such shares, effected without receipt of consideration by the Company, or other change in corporate or capital structure; provided, however, that:

(a)           any fractional shares resulting from any such adjustment shall be eliminated;

(b)           that with respect to Awards that may be subject to Section 162(m) of the Code, such modifications and/or changes do not disqualify compensation attributable to such Awards as “performance-based compensation” under Section 162(m) of the Code; and

(c)           any adjustment with respect to an Incentive Stock Option due to a change or distribution described in this Section 11 shall comply with the rules of Section 424(a) of the Code, and in no event shall any adjustment be made which would render any Incentive Stock Option granted hereunder other than an incentive stock option for purposes of Section 422 of the Code.  The Committee may also make the foregoing changes and any other changes, including changes in the classes of securities available, to the extent it is deemed necessary or desirable to preserve the intended benefits of the Plan for the Company and the Participants in the event of any other reorganization, recapitalization, merger, consolidation, spinoff, extraordinary dividend or other distribution or similar transaction.

12.           Rights as Employees, Directors or Independent Contractors.  No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of, as a Director of, or as an Independent Contractor of the Company or a Subsidiary.  Further, the Company and each Subsidiary expressly reserve the right at any time to dismiss a Participant free from any liability, or any claim under the Plan, except as provided herein or in any Award Agreement issued hereunder.

13.           Listing of Shares and Related Matters.  If at any time the Committee shall determine that the listing, registration or qualification of the shares of Common Stock subject to any Award on any securities exchange or under any applicable law, or the consent or approval of any governmental regulatory authority, is necessary or desirable as a condition of, or in connection with, the granting of an Award or the issuance of shares of Common Stock thereunder, such Award may not be exercised, distributed or paid out, as the case may be, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee.

14.           Shareholder Approval.

(a)           Initial Approval.  The Plan shall be approved by the shareholders of the Company at the first annual meeting following the date adopted by the Board.  Approval of the Plan by the shareholders of the Company shall be a condition to the right of each Participant to receive or retain Awards hereunder.

(b)           Reapproval.  If required by Treasury Regulation Section 1.162-27(e)(4)(vi) or any successor regulation or rule, the material terms of Performance Criteria as described in Section 7 shall be disclosed to and reapproved by the shareholders of the Company no later than the first shareholder meeting that occurs in the 5th year following the year in which the Company’s shareholders previously approved such performance goals.

(c)           Repricing.  Any amendment, revision, replacement, cancellation and regrant, or other change to an outstanding Award, not otherwise provided herein, that is determined to be a “repricing” (or word(s) of similar effect) under the rules of the exchange or system on which Common Stock is listed shall be approved by the shareholders of the Company before such “repriced” Award shall be effective.

15.           Change of Control.  Notwithstanding anything contained in the Plan or any Award Agreement to the contrary, in the event of a Change of Control, the following shall occur with respect to any and all Awards outstanding as of such Change of Control:

(a)           To the extent any Stock Option, Incentive Stock Option or Stock Appreciation Right (including any Stock Option, Incentive Stock Option or Stock Appreciation Right granted under the Predecessor Plan) is not exercisable, it shall become exercisable as to one-half of the shares subject to the unexercisable portion of the Stock Option and one-half of the shares subject to the unexercisable portion of the Stock Appreciation Right;

(b)           Any restrictions imposed on Restricted Shares and Restricted Units shall lapse as to one-half of the Restricted Shares and one-half of the Restricted Units subject to such restrictions;

(c)           Unless otherwise specified in a Participant’s Award Agreement at time of grant, the maximum payout opportunities attainable under all outstanding Awards of Performance Units, Performance Shares and Other Incentive Awards shall be deemed to have been fully earned for the entire performance period(s) as of the effective date of the Change of Control.  The vesting of all such Awards shall be accelerated as of the effective date of the Change of Control, and in full settlement of such Awards, there shall be paid out in cash, or in the sole discretion of the Committee, shares of Common Stock with a Fair Market Value equal to the amount of such cash, to Participants within thirty (30) days following the effective date of the Change of Control the maximum of payout opportunities associated with such outstanding Awards; and

(d)           To the extent that any Director Option (including a Director Option granted under the Predecessor Plan) is not exercisable, it shall become exercisable as to all of the shares subject to the unexercisable portion of the Director Option.

16.           Governing Law.  To the extent that federal laws do not otherwise control, the Plan and all Award Agreements hereunder shall be construed in accordance with and governed by the law of the State of Illinois (without regard for its conflict of laws principles).

17.           Construction.  The descriptive headings in the Plan are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of the Plan.  The use of the word “including” in the Plan shall be by way of example rather than by limitation. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine, the plural shall include the singular, and the singular shall include the plural.

18.           Effective Date and Term.  The effective date of the Plan shall be June 3, 2005 (the “Effective Date”), subject to approval by the shareholders of the Company.  No Award shall be granted after June 3, 2015; provided, however, that the terms and conditions applicable to any Award granted prior to such date may thereafter be amended or modified by mutual agreement between the Company and the Participant or such other persons as may then have an interest therein.  Also, by mutual agreement between the Company and a Participant hereunder, under the Plan or under any other present or future plan of the Company, and subject to the limitations under Section 5(b)(ii), Awards may be granted to such Participant in substitution and exchange for, and in cancellation of, any Awards previously granted such participant under the Plan, or any other present or future plan of the Company.